SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 22, 2007
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 High Street Hamilton, Ohio	45011
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 979-5782
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 2.02. Results of Operations and Financial Condition.
On March 22, 2007, First Financial Bancorp announced that its subsidiary, First Financial Bank, entered into an agreement with PHH Mortgage Corporation (PHH) to sell the right to service its conforming, conventional mortgage servicing portfolio of approximately $578 million. PHH will service such accounts under the First Financial name. Transfer of the portfolio is expected to be substantially complete by May 16, 2007.
In the first quarter, the Corporation expects to record a pre-tax gain of approximately $1.0 million associated with this transaction.
Item 8.01. Other Events.
In addition, First Financial entered into an agreement whereby PHH will service, under the First Financial name, the bank’s existing conventional mortgage portfolio.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall

J. Franklin Hall Senior Vice President and Chief Financial Officer
Date: March 28, 2007